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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated February 20, 2004 relating to the financial statements of American Family Life Insurance Company and American Family Variable Account I which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement


PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
April 26, 2004